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                                                                   EXHIBIT 99(d)

                                50,000,000 Shares

                         FIRST COMMERCIAL BANCORP, INC.

                    Common Stock ($0.01 par value per share)

                      Initially Offered Pursuant to Rights
                           Distributed to Shareholders

TO OUR CLIENTS:

         Enclosed for your consideration are a Prospectus dated _______________, 1996 (the "Prospectus") and a Subscription Right Certificate (the "Certificate") relating to the offering (the "Offering") of 50,000,000 shares (the "Underlying Shares") of Common Stock, par value $0.01 per share (the "Common Stock"), of First Commercial Bancorp, Inc. (the "Company"), at a price of $0.10 per share (the "Subscription Price"), pursuant to nontransferable subscription rights ("Stockholder Rights") initially distributed to holders of record of the Common Stock at the close of business on October 6, 1995 (the "Rights Record Date").

         As described in the accompanying Prospectus, the Stockholder Rights entitle you to subscribe for 10.695 shares of Common Stock for each share of Common Stock carried by us in your account as of the Rights Record Date (the "Basic Subscription Privilege"). The Stockholder Rights entitle you to subscribe for and purchase shares at the Subscription Price, subject to reduction as described in the Prospectus. If you exercise the Basic Subscription Privilege in full, you will also have the right (the "Oversubscription Privilege") to subscribe concurrently, at the Subscription Price, for additional shares of Common Stock available after satisfaction of all subscriptions pursuant to the Basic Subscription Privilege (the "Excess Shares"), subject to proration and reduction as described in the Prospectus, up to the greater of (a) 1,000,000 additional shares or (b) an additional 10.695 shares for each share held on the Rights Record Date. If the number of Excess Shares is not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among those Rights Holders exercising the Oversubscription Privilege in proportion to the respective number of shares each such Rights Holder held on the Rights Record Date; provided, however, that if such pro rata allocation results in any Rights Holder being allocated a greater number of Excess Shares than such Rights Holder subscribed for pursuant to the exercise of the Oversubscription Privilege, then each Rights Holder will be allocated only that number of Excess Shares for which such holder oversubscribed, and the remaining Excess Shares will be allocated among all other Rights Holders exercising the Oversubscription Privilege on the same pro rata basis as described above.

         The Stockholder Rights are nontransferable, and the Company will not record on its books any attempted transfer of the Stockholder Rights.

         The materials enclosed are being forwarded to you as the beneficial owner of shares of Common Stock carried by us in your account but not registered in your name. Exercises of Stockholder Rights may only be made by us as the registered holder of Stockholder Rights and pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any Underlying Shares pursuant to the terms and subject to the conditions set forth in the enclosed Prospectus.

         Your instructions to us should be forwarded as promptly as possible to permit us to exercise Stockholder Rights on your behalf in accordance with the provisions of the Offering. The Offering of Stockholder Rights will expire at 5:00 p.m., California time on _______________, 1996, unless extended by the Company, to a date not later than 5:00 p.m., California time on _______________, 1996, (in either case, the "Rights Expiration Date").

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Once a Rights Holder has properly exercised the Basic Subscription Privilege or the Oversubscription Privilege, such exercise may not be revoked.

         If you wish to have us, on your behalf, exercise Stockholder Rights to purchase any Underlying Shares, please so instruct us by completing and returning to us the instruction form on the reverse side of this letter.

         IF WE DO NOT RECEIVE COMPLETE WRITTEN INSTRUCTIONS IN ACCORDANCE WITH THE PROCEDURES OUTLINED IN THE PROSPECTUS, WE WILL NOT EXERCISE YOUR STOCKHOLDER RIGHTS, AND YOUR STOCKHOLDER RIGHTS WILL EXPIRE VALUELESS.

         ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE OFFERING SHOULD BE DIRECTED TO CARPENTER & COMPANY, THE INFORMATION AGENT, AT (714) 261-8888.

                                          Very truly yours,


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                         FIRST COMMERCIAL BANCORP, INC.

                          INSTRUCTIONS TO RIGHTS HOLDER

         The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of Common Stock.

         This will instruct you to exercise Stockholder Rights to purchase Common Stock distributed with respect to the Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus.

         1. / / Please EXERCISE STOCKHOLDER RIGHTS for shares of Common Stock as set forth below:

         Basic Subscription Right:_______________ X $0.10 = $________________(a)
                                  (no. of shares)

         Oversubscription Right:_______________ X $0.10   = $________________(b)
                                (no. of shares)

         Total Payment Required                           = $________________(c)

         /  / Payment in the following amount is enclosed:  $________________(d)

         / / Please deduct payment from the following account maintained by you as follows:

              ___________________________             __________________________
              Type of Account                                Account No.

              Amount to be deducted:                     $___________________(e)

__________________________________________

__________________________________________
              Signature(s)

Please type or print name(s) below

__________________________________________        Date: __________________, 1996

__________________________________________